Exhibit 99.1

FOR IMMEDIATE RELEASE

PHX Minerals Reports Results for the Quarter and Fiscal Year Ended Dec. 31, 2023;

Announces Dividend and Provides 2024 Operational Outlook

FORT WORTH, Texas, Mar. 12, 2024 – PHX MINERALS INC., “PHX” or the “Company” (NYSE: PHX), today reported financial and operating results for the quarter and fiscal year ended Dec. 31, 2023.

Summary of Results for the Period Ended Dec. 31, 2023

•
Net income in the fiscal fourth quarter and full fiscal year 2023 was $2.5 million, or $0.07 per diluted share, and $13.9 million, or $0.39 per diluted share, respectively, compared to net income of $1.9 million, or $0.05 per diluted share, for the quarter ended Sept. 30, 2023, and net income of $17.1 million, or $0.48 per diluted share, for the year ended Dec. 31, 2022.
•
Adjusted EBITDA(1) in the fiscal fourth quarter and full fiscal year was $4.5 million and $22.7 million, respectively, compared to $6.3 million for the quarter ended Sept. 30, 2023, and $26.7 million for the year ended Dec. 31, 2022.
•
Royalty production volumes for the fiscal fourth quarter decreased 6% to 1,946 Mmcfe compared to the quarter ended Sept. 30, 2023, and increased 23% to 8,123 Mmcfe for the full fiscal year 2023 compared to the year ended Dec. 31, 2022.
•
Total production volumes for the fiscal fourth quarter decreased 4% to 2,245 Mmcfe compared to the quarter ended Sept. 30, 2023, and decreased 3% to 9,379 Mmcfe for the full fiscal year 2023 compared to the year ended Dec. 31, 2022.
•
Net proved royalty interest reserves increased 9% to 57.8 Bcfe at Dec. 31, 2023 from 53.1 Bcfe at Dec. 31, 2022.
•
Converted 46 gross (0.098 net) and 314 gross (1.03 net) wells to producing status in the fiscal fourth quarter and full fiscal year 2023, compared to 71 gross (0.155 net) during the quarter ended Sept. 30, 2023, and 313 gross (1.15 net) during the year ended Dec. 31, 2022.
•
Inventory of 168 gross (0.851 net) wells in progress and 95 gross (0.444 net) permits as of Dec. 31, 2023, compared to 185 gross (0.81 net) wells in progress and 93 gross (0.28 net) permits as of Sept. 30, 2023.
•
Total debt was $32.8 million and the debt to adjusted EBITDA (TTM) (1) ratio was 1.45x as of Dec. 31, 2023.

Subsequent Events

•
PHX announced a $0.03 per share quarterly dividend, payable on March 29, 2024, to stockholders of record on March 18, 2024.
(1)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Chad L. Stephens, President and CEO, commented, “In 2023, PHX delivered year-over-year royalty volume growth of 23%, expanding 2P royalty reserves by 12%, generating significant operating cash flow and net income. These results enabled us to raise our quarterly dividend by 33% despite another challenging year in the natural gas pricing environment. Our strong balance sheet and strategy of modest leverage enabled us to deliver consistent results despite a historic drop in gas prices and rising interest rates validating our business strategy, which positions us for success in both up and down markets.”

“Looking forward, we are optimistic that reduced drilling activity, announced production curtailments, and the expansion of LNG export facilities should balance the market and improve commodity prices,” continued Mr. Stephens. “During the past year, PHX deployed more than $30 million to acquire almost 2,400 net royalty acres in the Haynesville and SCOOP plays. The acquisition of these high-quality minerals will further drive our royalty volumes, margin expansion and cash flow over the course of the next two to three years. With our strong financial position and a highly focused acquisition strategy we are poised to unlock value for our shareholders as the commodity pricing environment improves.”

Financial Highlights

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	Dec. 31, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022
Royalty Interest Sales	$7,378,650	$10,571,704	$31,593,351	$47,335,656
Working Interest Sales	$1,170,133	$4,316,970	$4,942,934	$23,726,485
Natural Gas, Oil and NGL Sales	$8,548,783	$14,888,674	$36,536,285	$71,062,141

Gains (Losses) on Derivative Contracts	$3,211,410	$3,347,002	$6,859,589	$(16,322,244)
Lease Bonuses and Rental Income	$22,780	$34,482	$1,068,022	$423,069
Total Revenue	$11,782,973	$18,270,158	$44,463,896	$55,162,966

Lease Operating Expense
per Working Interest Mcfe	$1.07	$1.66	$1.27	$1.21
Transportation, Gathering and Marketing
per Mcfe	$0.42	$0.66	$0.39	$0.63
Production and Ad Valorem Tax per Mcfe	$0.20	$0.30	$0.20	$0.34
G&A Expense per Mcfe	$1.36	$1.42	$1.28	$1.29
Cash G&A Expense per Mcfe (1)	$1.10	$1.16	$1.02	$1.02
Interest Expense per Mcfe	$0.32	$0.29	$0.25	$0.17
DD&A per Mcfe	$1.09	$0.81	$0.91	$0.77
Total Expense per Mcfe	$3.53	$3.92	$3.20	$3.58

Net Income	$2,513,444	$3,346,133	$13,920,800	$17,073,156
Adjusted EBITDA (2)	$4,504,288	$5,334,016	$22,652,263	$26,743,500

Cash Flow from Operations (3)	$3,361,455	$10,141,814	$24,171,139	$39,035,474
CapEx (4)	$4,587	$87,104	$325,983	$447,065
CapEx - Mineral Acquisitions	$4,351,757	$14,499,014	$29,735,516	$46,380,423

Borrowing Base			$50,000,000	$50,000,000
Debt			$32,750,000	$33,300,000
Debt to Adjusted EBITDA (TTM) (2)			1.45	1.25

(1)
Cash G&A expense is G&A excluding restricted stock and deferred director’s expense from the adjusted EBITDA table in the non-GAAP Reconciliation section.
(2)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.
(3)
GAAP cash flow from operations.
(4)
Includes legacy working interest expenditures and fixtures and equipment.

Operating Highlights

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	Dec. 31, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022
Gas Mcf Sold	1,775,577	1,669,320	7,457,084	7,522,763
Average Sales Price per Mcf before the
effects of settled derivative contracts	$2.53	$5.66	$2.61	$6.19
Average Sales Price per Mcf after the
effects of settled derivative contracts	$2.76	$4.02	$2.96	$4.20
% of sales subject to hedges	44%	65%	46%	61%
Oil Barrels Sold	39,768	52,406	182,916	202,867
Average Sales Price per Bbl before the
effects of settled derivative contracts	$78.66	$82.52	$76.76	$93.06
Average Sales Price per Bbl after the
effects of settled derivative contracts	$75.37	$62.03	$74.21	$60.98
% of sales subject to hedges	36%	57%	42%	66%
NGL Barrels Sold	38,422	38,611	137,484	159,475
Average Sales Price per Bbl(1)	$24.00	$28.77	$22.18	$35.44

Mcfe Sold	2,244,717	2,215,419	9,379,484	9,696,809
Natural gas, oil and NGL sales before the
effects of settled derivative contracts	$8,548,783	$14,888,674	$36,536,285	$71,062,141
Natural gas, oil and NGL sales after the
effects of settled derivative contracts	$8,823,534	$11,067,174	$38,719,598	$49,586,709

(1) There were no NGL settled derivative contracts during the 2023 and 2022 periods.

Total Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
12/31/2023	1,775,577	39,768	38,422	2,244,717
9/30/2023	1,868,012	48,032	32,029	2,348,378
6/30/2023	1,854,485	41,009	33,929	2,304,113
3/31/2023	1,959,010	54,107	33,104	2,482,276

Natural gas volumes were 79% of total production volumes for the quarter ended Dec. 31, 2023.

Royalty Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
12/31/2023	1,590,301	35,547	23,769	1,946,196
9/30/2023	1,689,396	43,575	20,416	2,073,342
6/30/2023	1,673,346	35,599	20,516	2,010,036
3/31/2023	1,700,974	45,395	20,063	2,093,722

Natural gas volumes were 82% of total royalty production volumes for the quarter ended Dec. 31, 2023.

Working Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
12/31/2023	185,276	4,221	14,653	298,521
9/30/2023	178,616	4,457	11,613	275,036
6/30/2023	181,139	5,410	13,413	294,077
3/31/2023	258,036	8,712	13,041	388,554

Outlook

PHX is providing an operational outlook for 2024 as follows:

	Calendar Year 2022 Actual	Calendar Year 2023 Actual	Calendar Year 2024 Outlook
Mineral & Royalty Production (Mmcfe)	6,613	8,123	8,100 - 8,800
Working Interest Production (Mmcfe)	3,084	1,256	1,000 - 1,200
Total Production (Mmcfe)	9,697	9,379	9,100 - 10,000
Percentage Natural Gas	78%	80%	79% - 82%

Transportation, Gathering & Marketing (per Mcfe)	$0.63	$0.39	$0.38 - $0.43
Production Tax (as % of pre-hedge sales volumes)	4.50%	5.20%	5.00% - 5.50%
LOE Expenses (on an absolute basis in 000’s)	$3,807	$1,599	$1,100 - $1,300
Cash G&A (on an absolute basis in 000’s)	$9,900	$9,500	$9,700 - $9,900

Quarter Ended Dec. 31, 2023 Results

The Company recorded net income of $2.5 million, or $0.07 per diluted share, for the quarter ended Dec. 31, 2023, as compared to net income of $3.3 million, or $0.09 per diluted share, for the quarter ended Dec. 31, 2022. The change in net income was principally the result of a decrease in natural gas, oil and NGL sales, a decrease in gains on asset sales, and an increase in DD&A, partially offset by decreases in impairment, lease operating expenses, and transportation, gathering and marketing expenses.

Natural gas, oil and NGL revenue decreased $6.3 million, or 43%, for the quarter ended Dec. 31, 2023, compared to the quarter ended Dec. 31, 2022, due to decreases in natural gas, oil and NGL prices of 55%, 5% and 17%, respectively, and a decrease in oil volumes of 24%, partially offset by an increase in natural gas volumes of 6%.

The increase in royalty production volumes during the quarter ended Dec. 31, 2023 to 1,946 Mmcfe from 1,628 Mmcfe during the quarter ended Dec. 31, 2022 resulted from new wells in the Haynesville Shale and SCOOP coming online. The production decrease in working interest volumes during the quarter ended Dec. 31, 2023, as compared to the quarter ended Dec. 31, 2022, resulted from the divestiture of working interest properties in the Arkoma Stack and Eagle Ford Shale plays.

The Company had a net gain on derivative contracts of $3.2 million for the quarter ended Dec. 31, 2023, comprised of a $2.9 million non-cash gain on derivatives and a $0.3 million gain on settled derivatives, as compared to a net gain of $3.3 million for the quarter ended Dec. 31, 2022. The change in net gain on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in Dec. 31, 2023 pricing relative to the strike price on open derivative contracts.

The Company recorded no impairment and made immaterial divestitures during the quarter ended Dec. 31, 2023. Lease operating expenses and transportation, gathering and marketing expenses were lower due to the divestiture of working interest properties in the Arkoma Stack and Eagle Ford Shale plays.

Twelve Months Ended Dec. 31, 2023 Results

The Company recorded net income of $13.9 million, or $0.39 per diluted share, for the twelve months ended Dec. 31, 2023, as compared to net income of $17.1 million, or $0.48 per diluted share, for the twelve months ended Dec. 31, 2022. The change in net income was principally the result of a decrease in natural gas, oil and NGL sales and a decrease in gains on asset sales, partially offset by an increase in gains associated with our derivative contracts and decreases in impairment, lease operating expenses, production and ad valorem taxes, and transportation, gathering and marketing expenses.

Natural gas, oil and NGL revenue decreased $34.5 million, or 49%, for the twelve months ended Dec. 31, 2023, compared to the twelve months ended Dec. 31, 2022, due to decreases in natural gas, oil and NGL prices of 58%, 18% and 37%, respectively, and decreases in natural gas, oil and NGL volumes of 1%, 10% and 14%, respectively.

The increase in royalty production volumes during the twelve months ended Dec. 31, 2023 to 8,123 Mmcfe from 6,613 Mmcfe during the twelve months ended Dec. 31, 2022 resulted from new wells in the Haynesville Shale and SCOOP coming online. The production decrease in working interest volumes during the twelve months ended Dec. 31, 2023, as compared to the twelve months ended Dec. 31, 2022, resulted from the divestiture of working interest properties in the Fayetteville Shale, Arkoma Stack, and Eagle Ford Shale plays.

The Company had a net gain on derivative contracts of $6.9 million for the twelve months ended Dec. 31, 2023, comprised of a a $4.3 million non-cash gain on derivatives and a $2.6 million gain on settled derivatives, as compared to a net loss of ($16.3) million for the twelve months ended Dec. 31, 2022. The gain on settled derivative contracts for the twelve months ended Dec. 31, 2023 excludes $0.4 million of cash paid to settle off-market derivative contracts. The total net cash received to settle hedge contracts during the twelve months ended Dec. 31, 2023 was $2.2 million. The change in net gain on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in Dec. 31, 2023 pricing relative to the strike price on open derivative contracts.

Lease operating expenses and transportation, gathering and marketing expenses were lower due to the divestiture of working interest properties in the Fayetteville Shale, Arkoma Stack, and Eagle Ford Shale plays. Production and ad valorem taxes decreased due to a 49% decrease in natural gas, oil and NGL sales.

Operations Update

During the quarter ended Dec. 31, 2023, the Company converted 46 gross (0.098 net) wells to producing status, including 21 gross (0.044 net) wells in the Haynesville and 14 gross (0.024 net) wells in the SCOOP, compared to 60 gross (0.27 net) wells in the quarter ended Dec. 31, 2022.

At Dec. 31, 2023, the Company had a total of 168 gross (0.851 net) wells in progress across its mineral positions and 95 gross (0.444 net) active permitted wells, compared to 185 gross (0.81 net) wells in progress and 93 gross (0.28 net) active permitted wells at Sept. 30, 2023. As of Feb. 12, 2024, 14 rigs were operating on the Company’s acreage and 57 rigs operating within 2.5 miles of its acreage.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Haynesville	Other	Total
As of Dec. 31, 2023:
Gross Wells in Progress on PHX Acreage (1)	57	5	8	2	87	9	168
Net Wells in Progress on PHX Acreage (1)	0.227	0.023	0.043	0.001	0.537	0.020	0.851
Gross Active Permits on PHX Acreage	35	5	-	5	44	6	95
Net Active Permits on PHX Acreage	0.151	0.011	-	0.002	0.246	0.034	0.444

As of Feb. 12, 2024:
Rigs Present on PHX Acreage	6	-	1	-	4	3	14
Rigs Within 2.5 Miles of PHX Acreage	14	9	2	1	23	8	57

(1) Wells in progress includes drilling wells and drilled but uncompleted wells, or DUCs.

Leasing Activity

During the quarter ended Dec. 31, 2023, the Company leased 108 net mineral acres to third-party exploration and production companies for an average bonus payment of $968 per net mineral acre and an average royalty of 24%.

Acquisition and Divestiture Update

During the quarter ended Dec. 31, 2023, the Company purchased 325 net royalty acres for approximately $4.3 million and had no significant divestitures.

	Acquisitions
	SCOOP	Haynesville	Other	Total
During Three Months Ended Dec. 31, 2023:
Net Mineral Acres Purchased	96	142	-	238
Net Royalty Acres Purchased	112	213	-	325

Royalty Reserves Update

At Dec. 31, 2023, proved royalty reserves increased 9% to 57.8 Bcfe compared to 53.1 Bcfe at Dec. 31, 2022. Proved developed reserves increased by 5.3 Bcfe and proved undeveloped reserves decreased by 0.7 Bcfe, primarily due to execution of our acquisition strategy and consistent development in the Haynesville and SCOOP plays resulting in conversion of undeveloped reserves to producing.

	Proved Royalty Interest
	Reserves SEC Pricing
	Dec. 31, 2023	Dec. 31, 2022
Proved Developed Reserves:
Mcf of Gas	36,156,363	31,467,785
Barrels of Oil	731,527	628,289
Barrels of NGL	715,683	712,342
Mcfe (1)	44,839,623	39,511,571
Proved Undeveloped Reserves:
Mcf of Gas	11,508,969	12,608,549
Barrels of Oil	134,497	118,168
Barrels of NGL	99,712	48,136
Mcfe (1)	12,914,223	13,606,373
Total Proved Reserves:
Mcf of Gas	47,665,332	44,076,334
Barrels of Oil	866,024	746,457
Barrels of NGL	815,395	760,478
Mcfe (1)	57,753,846	53,117,944

10% Discounted Estimated Future
Net Cash Flows (before income taxes):
Proved Developed	$73,448,070	$122,723,015
Proved Undeveloped	23,525,572	56,306,773
Total	$96,973,642	$179,029,788

(1) Crude oil and NGL converted to natural gas on a one barrel of crude oil or NGL equals six Mcf of natural gas basis.

Total Reserves Update

At Dec. 31, 2023, proved reserves were 71.2 Bcfe, as calculated by Cawley, Gillespie and Associates, Inc., the Company’s independent consulting petroleum engineering firm. This was an 11% decrease, compared to the 79.7 Bcfe of proved reserves at Dec. 31, 2022. Total proved developed reserves decreased 12% to 58.3 Bcfe, as compared to Dec. 31, 2022 reserve volumes, mainly due to sales of working interest properties in the Arkoma Stack and Eagle Ford Shale. SEC prices used for the Dec. 31, 2023 report averaged $2.67 per Mcf for natural gas, $76.85 per barrel for oil and $21.98 per barrel for NGL, compared to $6.52 per Mcf for natural gas, $92.74 per barrel for oil and $39.18 per barrel for NGL for the Dec. 31, 2022 report. These prices reflect net prices received at the wellhead.

	Proved Reserves SEC Pricing
	Dec. 31, 2023	Dec. 31, 2022
Proved Developed Reserves:
Mcf of Gas	44,479,988	48,596,944
Barrels of Oil	937,465	1,253,838
Barrels of NGL	1,362,944	1,660,439
Mcfe (1)	58,282,442	66,082,606
Proved Undeveloped Reserves:
Mcf of Gas	11,508,969	12,608,549
Barrels of Oil	134,497	118,168
Barrels of NGL	99,712	48,136
Mcfe (1)	12,914,223	13,606,373
Total Proved Reserves:
Mcf of Gas	55,988,957	61,205,493
Barrels of Oil	1,071,962	1,372,006
Barrels of NGL	1,462,656	1,708,575
Mcfe (1)	71,196,665	79,688,979

10% Discounted Estimated Future
Net Cash Flows (before income taxes):
Proved Developed	$86,694,012	$185,018,066
Proved Undeveloped	23,325,572	56,306,773
Total	$110,019,584	$241,324,839
SEC Pricing
Gas/Mcf	$2.67	$6.52
Oil/Barrel	$76.85	$92.74
NGL/Barrel	$21.98	$39.18

Proved Reserves - Projected Future Pricing (2)

10% Discounted Estimated Future	Proved Reserves
Net Cash Flows (before income taxes):	Dec. 31, 2023	Dec. 31, 2022
Proved Developed	$107,635,503	$126,605,850
Proved Undeveloped	29,439,523	38,748,236
Total	$137,075,026	$165,354,086

(1) Crude oil and NGL converted to natural gas on a one barrel of crude oil or NGL equals six Mcf of natural gas basis.
(2) Projected futures pricing as of Dec. 31, 2023 and Dec. 31, 2022 basis adjusted to Company wellhead price.

Quarterly Conference Call

PHX will host a conference call to discuss the Company’s results for the quarter ended Dec. 31, 2023 at 11 a.m. EDT tomorrow, March 13, 2024. Management’s discussion will be followed by a question-and-answer session with investors.

To participate on the conference call, please dial 877-407-3088 (toll-free domestic) or 201-389-0927. A replay of the call will be available for 14 days after the call. The number to access the replay of the conference call is 877-660-6853 and the PIN for the replay is 13744298.

A live audio webcast of the conference call will be accessible from the “Investors” section of PHX’s website at https://phxmin.com/events. The webcast will be archived for at least 90 days.

FINANCIAL RESULTS

Statements of Income

	Three Months Ended Dec. 31,		Twelve Months Ended	Twelve Months Ended
	2023	2022	Dec. 31, 2023	Sept. 30, 2022
Revenues:
Natural gas, oil and NGL sales	$8,548,783	$14,888,674	$36,536,285	$69,860,631
Lease bonuses and rental income	22,780	34,482	1,068,022	467,502
Gains (losses) on derivative contracts	3,211,410	3,347,002	6,859,589	(16,833,078)
	11,782,973	18,270,158	44,463,896	53,495,055
Costs and expenses:
Lease operating expenses	319,113	977,165	1,598,944	3,945,706
Transportation, gathering and marketing	945,788	1,455,260	3,674,832	5,890,390
Production and ad valorem taxes	457,058	656,764	1,881,737	3,332,581
Depreciation, depletion and amortization	2,443,154	1,802,114	8,566,185	7,278,118
Provision for impairment	-	6,100,696	38,533	14,565
Interest expense	723,685	637,698	2,362,393	1,164,992
General and administrative	3,050,828	3,137,401	11,970,182	11,500,594
Losses (gains) on asset sales and other	84,443	(824,073)	(4,285,170)	(4,243,163)
Total costs and expenses	8,024,069	13,943,025	25,807,636	28,883,783
Income (loss) before provision (benefit) for income taxes	3,758,904	4,327,133	18,656,260	24,611,272

Provision for income taxes	1,245,460	981,000	4,735,460	4,202,000

Net income	$2,513,444	$3,346,133	$13,920,800	$20,409,272

Basic earnings per common share	$0.07	$0.09	$0.39	$0.59

Diluted earnings per common share	$0.07	$0.09	$0.39	$0.59

Weighted average shares outstanding:
Basic	36,036,270	35,679,740	35,980,309	34,403,498
Diluted	36,083,449	36,489,353	35,980,309	34,560,310

Dividends per share of
common stock paid in period	$0.0300	$0.0200	$0.0975	$0.0650

Balance Sheets

	Dec. 31, 2023	Sept. 30, 2022
Assets
Current assets:
Cash and cash equivalents	$806,254	$3,396,809
Natural gas, oil, and NGL sales receivables (net of $0	4,900,126	13,152,274
allowance for uncollectable accounts)
Refundable income taxes	455,931	-
Derivative contracts, net	3,120,607	-
Other	878,659	1,372,847
Total current assets	10,161,577	17,921,930

Properties and equipment at cost, based on
successful efforts accounting:
Producing natural gas and oil properties	209,082,847	248,978,928
Non-producing natural gas and oil properties	58,820,445	51,779,336
Other	1,360,614	1,085,056
	269,263,906	301,843,320
Less accumulated depreciation, depletion and amortization	(114,139,423)	(168,759,385)
Net properties and equipment	155,124,483	133,083,935

Derivative contracts, net	162,980	-
Operating lease right-of-use assets	572,610	739,131
Other, net	486,630	757,116
Total assets	$166,508,280	$152,502,112

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$562,607	$647,217
Derivative contracts, net	-	7,873,979
Income taxes payable	-	495,858
Current portion of operating lease liability	233,390	213,355
Accrued liabilities and other	1,215,275	2,032,275
Total current liabilities	2,011,272	11,262,684

Long-term debt	32,750,000	28,300,000
Deferred income taxes, net	6,757,637	1,585,906
Asset retirement obligations	1,062,139	1,901,904
Derivative contracts, net	-	687,212
Operating lease liability, net of current portion	695,818	985,887
Total liabilities	43,276,866	44,723,593

Stockholders' equity:
Common Stock, $0.01666 par value; 54,000,500 shares authorized and
36,121,723 issued at Dec. 31, 2023; 54,000,500 shares authorized
and 35,776,752 issued at Sep. 30, 2022	601,788	596,041
Capital in excess of par value	41,676,417	44,177,051
Deferred directors' compensation	1,487,590	1,496,243
Retained earnings	80,022,839	67,117,791
	123,788,634	113,387,126
Less treasury stock, at cost; 131,477 shares at Dec. 31,
2023, and 377,232 shares at Sep. 30, 2022	(557,220)	(5,608,607)
Total stockholders' equity	123,231,414	107,778,519
Total liabilities and stockholders' equity	$166,508,280	$152,502,112

Condensed Statements of Cash Flows

	Twelve Months Ended	Three Months Ended	Twelve Months Ended
	Dec. 31, 2023	Dec. 31, 2022	Sept. 30, 2022
Operating Activities
Net income	$13,920,800	$3,346,133	$20,409,272
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	8,566,185	1,802,114	7,278,118
Impairment of producing properties	38,533	6,100,696	14,565
Provision for deferred income taxes	4,303,731	868,000	1,242,000
Gain from leasing fee mineral acreage	(1,067,992)	(34,371)	(466,341)
Proceeds from leasing fee mineral acreage	1,213,913	67,651	688,207
Net (gain) loss on sales of assets	(4,728,758)	(934,207)	(4,423,646)
Directors' deferred compensation expense	228,017	44,827	191,852
Total (gain) loss on derivative contracts	(6,859,589)	(3,347,002)	16,833,078
Cash receipts (payments) on settled derivative contracts	2,743,475	(810,839)	(2,796,250)
Restricted stock award expense	2,205,910	524,257	2,211,673
Other	136,412	30,157	87,353
Cash provided (used) by changes in assets and liabilities:
Natural gas, oil and NGL sales receivables	4,883,870	3,368,278	(6,723,292)
Income taxes receivable	(455,931)	-	2,413,942
Other current assets	(45,869)	(309,051)	250,568
Accounts payable	69,228	(129,304)	(10,305)
Other non-current assets	206,292	63,723	(380,964)
Income taxes payable	(576,427)	80,569	161,808
Accrued liabilities	(610,661)	(589,817)	550,012
Total adjustments	10,250,339	6,795,681	17,122,378
Net cash provided by operating activities	24,171,139	10,141,814	37,531,650

Investing Activities
Capital expenditures	(325,983)	(87,104)	(552,638)
Acquisition of minerals and overriding royalty interests	(29,735,516)	(14,499,014)	(43,525,236)
Net proceeds from sales of assets	9,614,194	1,137,730	13,217,844
Deposits received on held for sale assets	-	815,000	-
Net cash provided (used) by investing activities	(20,447,305)	(12,633,388)	(30,860,030)

Financing Activities
Borrowings under credit facility	19,500,000	10,000,000	21,300,000
Payments of loan principal	(20,050,000)	(5,000,000)	(10,500,000)
Net proceeds from equity issuance	-	-	5,006,538
Cash receipts from (payments on) off-market derivative contracts	(560,162)	(3,010,661)	(19,260,104)
Purchases of treasury stock	(402,704)	(52,460)	(1,855)
Payments of dividends	(3,520,366)	(726,462)	(2,257,901)
Net cash provided (used) by financing activities	(5,033,232)	1,210,417	(5,713,322)

Increase (decrease) in cash and cash equivalents	(1,309,398)	(1,281,157)	958,298
Cash and cash equivalents at beginning of period	2,115,652	3,396,809	2,438,511
Cash and cash equivalents at end of period	$806,254	$2,115,652	$3,396,809

Supplemental Disclosures of Cash Flow Information:

Interest paid (net of capitalized interest)	$2,405,361	$581,142	$997,085
Income taxes paid (net of refunds received)	$1,464,087	$32,431	$384,249

Supplemental Schedule of Noncash Investing and Financing Activities:

Dividends declared and unpaid	$113,443	$811,688	$-

Gross additions to properties and equipment	$30,761,578	$14,710,613	$46,791,346
Value of shares used for acquisitions	-	-	(3,510,001)
Net increase (decrease) in accounts receivable for properties
and equipment additions	(700,079)	(124,495)	796,529
Capital expenditures and acquisitions	$30,061,499	$14,586,118	$44,077,874

Derivative Contracts as of March 7, 2024

	Production volume
Contract period	covered per month	Index	Contract price
Natural gas costless collars
January - March 2024	30,000 Mmbtu	NYMEX Henry Hub	$3.25 floor / $5.25 ceiling
January - September 2024	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.60 ceiling
January 2024	135,000 Mmbtu	NYMEX Henry Hub	$4.50 floor / $7.90 ceiling
February 2024	125,000 Mmbtu	NYMEX Henry Hub	$4.50 floor / $7.90 ceiling
March 2024	130,000 Mmbtu	NYMEX Henry Hub	$4.50 floor / $7.90 ceiling
April 2024	90,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
May 2024	95,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
June 2024	90,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
January - March 2024	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $6.00 ceiling
October 2024 - June 2025	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $5.00 ceiling
November 2024 - March 2025	90,000 Mmbtu	NYMEX Henry Hub	$3.25 floor / $5.25 ceiling
November - December 2024	35,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
January - March 2025	30,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
April 2025 - September 2025	55,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.75 ceiling
November 2025 - March 2026	100,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.85 ceiling
Natural gas fixed price swaps
Janurary - February 2024	135,000 Mmbtu	NYMEX Henry Hub	$3.65
March 2024	127,500 Mmbtu	NYMEX Henry Hub	$3.65
April - June 2024	10,000 Mmbtu	NYMEX Henry Hub	$3.21
April - October 2024	50,000 Mmbtu	NYMEX Henry Hub	$3.17
April - July 2024	127,500 Mmbtu	NYMEX Henry Hub	$3.24
July - October 2024	75,000 Mmbtu	NYMEX Henry Hub	$3.47
July - October 2024	25,000 Mmbtu	NYMEX Henry Hub	$3.47
August - September 2024	120,000 Mmbtu	NYMEX Henry Hub	$3.24
October 2024	105,000 Mmbtu	NYMEX Henry Hub	$3.24
November - December 2024	70,000 Mmbtu	NYMEX Henry Hub	$4.16
January - March 2025	60,000 Mmbtu	NYMEX Henry Hub	$4.16
January - March 2025	50,000 Mmbtu	NYMEX Henry Hub	$3.51
April - October 2025	100,000 Mmbtu	NYMEX Henry Hub	$3.28
Oil costless collars
January 2024	1,850 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
February 2024	1,700 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
March 2024	1,750 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
April 2024	1,700 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
May 2024	1,750 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
June 2024	1,650 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
January - March 2024	1,650 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
April - June 2024	500 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
June - September 2024	500 Bbls	NYMEX WTI	$70.00 floor / $78.10 ceiling
July - October 2024	1,650 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
October - December 2024	500 Bbls	NYMEX WTI	$67.00 floor / $77.00 ceiling
Oil fixed price swaps
January - March 2024	750 Bbls	NYMEX WTI	$71.75
April - October 2024	1,000 Bbls	NYMEX WTI	$66.10
April - June 2024	1,300 Bbls	NYMEX WTI	$70.59
July - October 2024	1,500 Bbls	NYMEX WTI	$69.50
November - December 2024	2,000 Bbls	NYMEX WTI	$69.50
November 2024 - March 2025	1,600 Bbls	NYMEX WTI	$64.80
January - March 2025	500 Bbls	NYMEX WTI	$69.50
January - June 2025	2,000 Bbls	NYMEX WTI	$70.90
April - June 2025	750 Bbls	NYMEX WTI	$69.50
April - June 2025	1,000 Bbls	NYMEX WTI	$68.00
July - September 2025	500 Bbls	NYMEX WTI	$69.50
July - December 2025	1,500 Bbls	NYMEX WTI	$68.90

Non-GAAP Reconciliation

This press release includes certain “non-GAAP financial measures” as defined under the rules and regulations of the U.S. Securities and Exchange Commission, or the SEC, including Regulation G. These non-GAAP financial measures are calculated using GAAP amounts in the Company’s financial statements. These measures, detailed below, are provided in addition to, not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes thereto), included in the Company’s SEC filings and posted on its website.

Adjusted EBITDA Reconciliation

The Company defines “adjusted EBITDA” as earnings before interest, taxes, depreciation and amortization, or EBITDA, excluding non-cash gains (losses) on derivatives and gains (losses) on asset sales and including cash receipts from (payments on) off-market derivatives and restricted stock and deferred directors’ expense. The Company has included a presentation of adjusted EBITDA because it recognizes that certain investors consider this amount to be a useful means of measuring the Company’s ability to meet its debt service obligations and evaluating its financial performance. Adjusted EBITDA has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA for the quarters indicated:

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended	Three Months Ended
	Dec. 31, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022	Sept. 30, 2023
Net Income	$2,513,444	$3,346,133	$13,920,800	$17,073,156	$1,895,403
Plus:
Income tax expense	1,245,460	981,000	4,735,460	4,421,000	589,000
Interest expense	723,685	637,698	2,362,393	1,625,971	556,941
DD&A	2,443,154	1,802,114	8,566,185	7,496,472	2,022,709
Impairment expense	-	6,100,696	38,533	6,109,676	36,460
Less:
Non-cash gains (losses)
on derivatives	2,936,659	6,265,041	4,302,531	(584,976)	(940,592)
Gains (losses) on asset sales	57,505	934,207	4,728,759	7,478,781	243,041
Plus:
Cash receipts from (payments on)
off-market derivative contracts(1)	-	(903,461)	(373,745)	(5,738,164)	-
Restricted stock and deferred
director's expense	572,709	569,084	2,433,927	2,649,194	522,965
Adjusted EBITDA	$4,504,288	$5,334,016	$22,652,263	$26,743,500	$6,321,029

(1) The initial receipt of $8.8 million of cash from BP Energy Company, or BP, for entering into the off-market derivative contracts had no effect on the Company’s statement of operations and was considered cash flow from financing activities. A portion of subsequent settlements with BP had no effect on the Company’s statement of operations.

Debt to Adjusted EBITDA (TTM) Reconciliation

“Debt to adjusted EBITDA (TTM)” is defined as the ratio of long-term debt to adjusted EBITDA on a trailing 12-month (TTM) basis. The Company has included a presentation of debt to adjusted EBITDA (TTM) because it recognizes that certain investors consider such ratios to be a useful means of measuring the Company’s ability to meet its debt service obligations and for evaluating its financial performance. The debt to adjusted EBITDA (TTM) ratio has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of debt to adjusted EBITDA (TTM) may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA on a TTM basis and of the resulting debt to adjusted EBITDA (TTM) ratio:

	TTM Ended	TTM Ended
	Dec. 31, 2023	Dec. 31, 2022
Net Income	$13,920,800	$17,073,156
Plus:
Income tax expense	4,735,460	4,421,000
Interest expense	2,362,393	1,625,971
DD&A	8,566,185	7,496,472
Impairment expense	38,533	6,109,676
Less:
Non-cash gains (losses)
on derivatives	4,302,531	(584,976)
Gains (losses) on asset sales	4,728,759	7,478,781
Plus:
Cash receipts from (payments on)
off-market derivative contracts(1)	(373,745)	(5,738,164)
Restricted stock and deferred
director's expense	2,433,927	2,649,194
Adjusted EBITDA	$22,652,263	$26,743,500

Debt	$32,750,000	$33,300,000
Debt to Adjusted EBITDA (TTM)	1.45	1.25

(1) The initial receipt of $8.8 million of cash from BP for entering into the off-market derivative contracts had no effect on the Company’s statement of operations and was considered cash flow from financing activities. A portion of subsequent settlements with BP had no effect on the Company’s statement of operations.

PHX Minerals Inc. (NYSE: PHX) Fort Worth-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core focus areas. PHX owns mineral acreage principally located in Oklahoma, Texas, Louisiana, North Dakota and Arkansas. Additional information on the Company can be found at www.phxmin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: the Company’s operational outlook; the Company’s ability to execute its business strategies; the volatility of realized natural gas and oil prices; the level of production on the Company’s properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; the Company’s ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which the Company invests; and other economic, competitive, governmental, regulatory or technical factors affecting properties, operations or prices. Although the Company believes expectations reflected in these and other forward-looking statements are reasonable, the Company can give no assurance such expectations will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Rob Fink / Stephen Lee

FNK IR

646.809.4048

PHX@fnkir.com

Corporate Contact:

405.948.1560

inquiry@phxmin.com